ESMO Asia 2025 Clinical Update December 6, 2025 FICERA: enabling tumor penetration to drive deep and durable responses in HPV-neg HNSCC

Forward-looking statements 2 This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding our clinical development of ficerafusp alfa in combination with pembrolizumab and presentation of updated results from an open-label, multicenter Phase 1/1b trial of ficerafusp alfa with pembrolizumab in patients with recurrent or metastatic head and neck squamous cell carcinoma, and the expected therapeutic potential and ability, profile and clinical benefits of ficerafusp alfa, including potential and anticipated efficacy, depth, durability, tolerability, and success, and the potential clinical results from the Phase 2/3 pivotal trial of ficerafusp alfa. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “looks,” “seeks,” “predicts,” “potential,” “ongoing,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate, and speak only as of the date of this presentation. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or other events to be materially different from any future results, performance or other events expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Our actual future results, performance or other events may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Factors that could cause actual results to differ from those predicted in our forward-looking statements include, among others, risks and uncertainties related to product development, including delays or challenges that may arise in the development and regulatory approval of our current and future product candidates or programs; uncertainties as to the availability and timing of results and data from preclinical and clinical studies; the timing of and our ability to submit and obtain regulatory clearance for investigational new drug applications, initiate additional clinical trials, and submit new drug applications or biologics license applications; our ability to initiate and complete our current and expected clinical trials; our ability to establish and maintain collaborations, strategic relationships and supply arrangements, or that we will not realize the intended benefits from such relationships or arrangements; whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements; our ability to raise additional funding on favorable terms, or at all; the rate and degree of market acceptance and clinical utility of our product candidates; the ability and willingness of our third-party collaborators to continue research and, development and manufacturing activities relating to our product candidates; the accuracy of our data analyses or estimates for the potential and market for our products; our ability, and the ability of our collaborators, to protect our intellectual property and to conduct activities for the development and commercialization of our candidates in view of third party intellectual property positions; our financial performance; our ability to retain and recruit key personnel, as well as the potential contribution of our employees and board to our growth and success as a Company; developments and projections relating to our competitors or our industry; changes in general economic conditions and global instability, in particular economic conditions in the markets on which we or our suppliers operate; changes in laws and regulations; and those risks and uncertainties identified in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our most-recently filed Quarterly Report on Form 10-Q, and such other risks and uncertainties that may be described in subsequent filings we may make with the SEC. You should not rely upon forward-looking statements as predictions of future events or performance, or as a representation or warranty (express or implied) by us or any other person that we will achieve our objectives and plans in any specified time frame, on such specified terms, or at all. Although our management believes that the expectations reflected in our statements are reasonable, we cannot guarantee that the future results, performance or events and circumstances described in the forward-looking statements will be achieved or occur. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein. Market data and industry information used throughout this presentation are based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of third-party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable as of their respective dates, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. This presentation discusses potential future product candidates that are investigational only and have not yet been approved for marketing by the U.S. Food and Drug Administration. No representation is made as to the safety or effectiveness of these potential future product candidates for the use for which such potential future product candidates are being studied.

Agenda & today’s presenters 3 Claire Mazumdar, Ph.D., MBA Chief Executive Officer Ryan Cohlhepp, Pharm.D. President & Chief Operating Officer Tanya Green, MS Chief Development Officer ESMO Asia 2025 Clinical Update2 Preliminary safety & efficacy data for 750mg QW FICERA + pembro Looking Ahead 3 Contextualizing 750mg QW dose in FORTIFI-HN01 Trial 1 Ficerafusp alfa (FICERA) in 1L R/M HPV-Negative HNSCC First and only EGFR x TGF-β bifunctional antibody HNSCC = head and neck squamous cell carcinoma; EGFR = epidermal growth factor receptor; TGF = transforming growth factor; QW = dosed weekly

Ficerafusp Alfa (FICERA) in 1L R/M HPV-Negative HNSCC First and only EGFR x TGF-β bifunctional antibody 4 Granted Breakthrough Therapy Designation¥ ¥ U.S. FDA Breakthrough Therapy Designation or ficerafusp alfa in combination with pembrolizumab for the first-line (1L) treatment of patients with metastatic or with unresectable, recurrent (R/M) head and neck squamous cell carcinoma (HNSCC) whose tumors express programmed death-ligand 1 with combined positive score (CPS) ≥1, excluding human papillomavirus (HPV)-positive oropharyngeal squamous cell carcinoma.

5 FICERA – the first and only bifunctional EGFR-directed antibody x TGF-β ligand trap designed to drive tumor penetration Inadequate tumor penetration has challenged the treatment of many solid tumor cancers, including HPV-Neg R/M HNSCC FICERA was specifically designed to enable tumor penetration and drive deep, durable responses Action 1 Targeting EGFR 1. Direct anti-tumor effect 2. Drives tumor targeting Action 2 Trapping TGF-β 1. Enables tumor penetration 2. Prevents resistance

1L **HPV-negative** R/M HNSCC is a sizable and growing market

Annual Cases in U.S.

Significant and growing population
Annual cases of HNSCC in U.S.

High rates of recurrence/metastases
Annual cases of R/M HNSCC in U.S.

Most patients are HPV-negative
~80% of cases have worse outcomes


~67,000
~23,000
~18,400

- Head and neck cancer accounts for **~4% of all cancers in the U.S.**
- **Squamous cell carcinomas represent ~90% of H&N**
- Oropharyngeal lesions are typically **tested for HPV**
  - **HPV-positive** caused by HPV infection
  - **HPV-negative** typically caused by smoking and chewing tobacco **represents 80%** of HNSCC in the R/M setting and **carries a worse prognosis** vs. HPV-positive
- **Treatment decisions are guided by CPS or PD-L1 expression** and options are limited to cetuximab, anti-PD1, chemotherapy

BICARA THERAPEUTICS™

Sources: Cancer.net, Cleveland Clinic (2022); SEER 2012-2018 data; Cerner (2022); Bedi et al. Mol Cancer Ther. 2012; Acta Otorhinolaryngol Ital. 2020, KeyNote-048 ph.3 trial; ASCO (2022); DRG HNSCC (2019)
CPS = combined positive score.

6

HPV-negative disease demonstrates distinct biological and mutational features correlated with a poor prognosis • HPV-negative disease is etiologically distinct from HPV-positive disease and associated with:  Increased EGFR expression compared to HPV- positive HNSCC patients  Elevated levels of TGF-β1 in serum  High rate of therapeutic resistance (including to anti-PD-1 checkpoint inhibitors)  High tumor burden and symptomatic disease 7 HPV-negative R/M HNSCC: a challenging tumor type associated with overexpression of EGFR and TGF-β Overexpression of EGFR and TGF-β in HPV-negative HNSCC Lo g2 (E G FR _F KP M +1 ) Source: Bedi, Atul, et al. Molecular cancer therapeutics (2012).

Significant unmet need for better treatment options that improve outcomes

Current standard of care

	Pembrolizumab	Pembrolizumab + chemotherapy	Pembrolizumab + FICERA (1500mg QW)*
ORR	~19%	~36%	**~54%***
mDOR	~23.4 months	~6.7 months	**21.7 months***
Median OS			
HPV-all	~12.3 months	~13.6 months	*NA*
HPV-negative	~9 months	~7 months	**21.3 months***

~3X increase
in ORR vs. pembro alone

>3X increase
in mDOR vs. pembro + chemo

>2X increase
in mOS vs. pembro +/- chemo

BICARA THERAPEUTICS™

Based on historical data. *HPV-Neg R/M HNSCC patients only (CPS ≥ 1).

Sources: Burtness, Barbara, et al. The Lancet 394.10212 (2019): 1915-1928. Vasiliadou, Ifigenia, et al. International Journal of Cancer 155.5 (2024): 883-893. 3. Black, Christopher M., et al. Frontiers in Oncology 13 (2023): 1160144.

8

750mg FICERA case highlight: rapid lesion shrinkage and deep response in aggressive HNSCC

66-year-old male with recurrent oral cavity cancer

Disease characteristics

- Oral Cavity
- LR only
- CPS 20

Multiple Comorbidities

ECOG 1 Performance Status

Prior Therapy:

- **Oct 2021:** Partial glossectomy + (L) neck dissection
- **Jun–Aug 2023:** (L) neck recurrence → chemoradiation
- **Dec 2023:** (L) neck recurrence → (L) radical neck dissection

Study Therapy:

- **May 2024 – Jan 2025:** FICERA 750 mg QW + pembrolizumab

Tumor assessment
Baseline: One target lesion of 49 mm
6-week scan: 55% shrinkage in target lesion
Survival: **Patient is in survival follow up with deep PR and alive as of last contact date of December 2025.**



Baseline



Two Weeks



Eight Weeks

BICARA THERAPEUTICS™

ECOG = Eastern Cooperative Oncology Group.

9

Ongoing FORTIFI-HN01 trial design allows for efficient path-to-market


FORTIFI
1Q 2026
Dose Selection
Interim Analysis & Potential Accelerated Approval
Endpoint: ORR (primary)
Potential Full Approval
Endpoint: OS (primary)
R/M HNSCC
1L Setting
CPS ≥ 1
excl. HPV-positive OPSCC
R
FICERA 1500mg QW + Pembro 200mg Q3W
FICERA 750mg QW + Pembro 200mg Q3W
FICERA optimal dose + Pembro 200mg Q3W
Pembro 200mg Q3W

Anticipate optimal dose selection in 1Q 2026

BICARA THERAPEUTICS™

Q3W = every 3 weeks; ORR = objective response rate; OS = overall survival

10

11 Ph. 1b Overview FICERA Phase 1b dose-expansion cohorts informing dose selection HPV-Neg, CPS≥1 1L R/M HNSCC (Ph. 1b) Ph.1b Dose Expansion Cohorts Informing Dose Selection Presented here FICERA 1500mg QW + Pembrolizumab (n=30) FICERA 750mg QW + Pembrolizumab (n=31) FICERA 750mg QW + Pembrolizumab 200mg Q3W (n=31) Presented 2-Year Follow-Up In Oral Presentation at ASCO 2025

ESMO Asia 2025 Clinical Update Preliminary safety & efficacy data for 750mg QW FICERA + pembro 12

13 Baseline Characteristics Data snapshot: July 9th, 2025. . Characteristic Safety set (N=31) Age Median (range) 64 (28-78) Sex – n (%) Male/Female 20/11 (65%/35%) Primary disease site – n (%) Oropharynx 5 (16%) Oral cavity 19 (61%) Hypopharynx 5 (16%) Larynx 2 (6%) CPS – n (%) 1-19 12 (39%) ≥20 19 (61%) Locoregional (LR) vs distant metastatic (DM) disease – n (%) LR only 16 (52%) LR + DM 9 (29%) DM only 6 (19%) Sum (mm) of target lesion diameters – n (%) Median, mm 41 >50 10 (32%) >70 4 (13%) ECOG performance status – n (%) 0 vs. 1 11 vs. 20 (35% vs. 65%) Population • 1L R/M HNSCC, HPV-Negative • Oral cavity, oropharynx, larynx, and hypopharynx • CPS ≥1 • ECOG performance status 0-1 Patient demographics and baseline characteristics FICERA 750mg QW + Pembrolizumab in HPV-neg, CPS≥1 1L R/M HNSCC

Safety

FICERA continues to exhibit a generally well-tolerated safety profile

FICERA 750mg QW + Pembrolizumab in **HPV-neg**, CPS≥1 1L R/M HNSCC

750mg QW FICERA + Pembrolizumab safety profile:

- The combination was tolerable with a manageable safety profile
- No treatment-related deaths were reported
- **Safety profile at 750 mg was consistent with established safety profile of 1500mg FICERA + pembrolizumab in R/M HNSCC**

Most common (>20%) adverse events related to FICERA*

Preferred term, n (%)	Safety set (N=31)		
	Any grade	Grade 3	Grade 4/5
Any TRAE	31 (100)	13 (42)	0
Dermatitis acneiform	26 (84)	1 (3)	0
Pruritus	12 (39)	1 (3)	0
Fatigue	12 (39)	0	0
Stomatitis	10 (32)	3 (10)	0
Epistaxis	10 (32)	1 (3)	0
Dry skin	10 (32)	0	0
Skin fissures	9 (29)	0	0
Hypophosphatemia	9 (29)	0	0
Anemia	8 (26)	3 (10)	0
Hypomagnesemia	7 (23)	0	0
Hypokalemia	7 (23)	2 (6)	0
Lipase increased	7 (23)	0	0
Amylase increased	7 (23)	0	0
TRAE leading to ficerafusp alfa discontinuation†	2 (6%)		

Data snapshot: July 9th, 2025.
*TRAEs includes TEAEs possibly, probably, or definitely related to ficerafusp alfa; also includes TEAEs with missing drug relationships.
†n=1 each for TEAEs leading to dose reduction and discontinuation.
AE = adverse event; TEAE = treatment-emergent adverse event; TRAE = treatment related adverse event.

BICARA THERAPEUTICS™ | 14

15 Efficacy Data snapshot: July 9th, 2025. Investigator-assessed best overall response per RECIST 1.1.* Includes one unconfirmed CR at the time of data snapshot. HPV-negative efficacy-evaluable population (n=30). 1 patient was not evaluable for efficacy due to early death unrelated to treatment. 1 patient was not evaluable at the tumor assessment visit (resulting in missing data for change from baseline in sum of target lesions) is not included in waterfall plot; a new lesion was also observed. ORR = objective response rate; BOR = best overall response; CR = complete response; PR = partial response; SD = stable disease; SLD = sum of target lesion diameters (mm) • Confirmed ORR: 57% (17/30)  Disease Control Rate: 83% (25/30) • Deep Responses: 29% (5/17) of responders achieved ≥ 80% tumor shrinkage  CR rate: 10% (3/30)* • Rapid Responses  Median time to response: 1.6 months ORR % (N) CPS CPS 1-19 73% (8/11) CPS ≥ 20 47% (9/19) Tumor Burden (SLD) ≤ 50mm 55% (11/20) > 50mm 60% (6/10) > 70mm 50% (2/4) Activity Across Patient Subgroups Preliminary efficacy demonstrates high response rates 120 −100 −80 −60 −40 −20 0 40 80 100 20 B es t c ha ng e fr om b as el in e (% ) 60 PRPDPR * PRPR PR PR * PR * PR * PR * PR * SDSDSD * SD * SDSD SD PDPD * PD PD PR * PR PR CRCRCR * PR Deep PR / CR With ≥ 80% Shrinkage PR With < 80% Shrinkage SD PD * CPS 1-19 FICERA 750mg QW + Pembrolizumab in HPV-neg, CPS≥1 1L R/M HNSCC

Ph. 1b Summary

Summary and key takeaways

FICERA 750mg QW + Pembrolizumab in **HPV-neg**, CPS≥1 1L R/M HNSCC

750mg QW FICERA demonstrates preliminary safety and efficacy profile consistent with 1500mg QW in 1L HPV-neg R/M HNSCC

Breakthrough Therapy Designation granted for 1L HPV-Neg* R/M HNSCC, CPS≥1

- Continues to demonstrate a **manageable safety** profile
- **High ORR:** 57% ORR (n=17/30)
- **Deep responses:** 29% of responders had ≥80% tumor shrinkage; 10% CR rate
- **Rapid time to response:** median 1.6 months

- Data **inform dose selection** in the FORTIFI-HN01 study, expected Q1 2026
- Longer follow-up time will help assess durability and other longer-term efficacy parameters

BICARA THERAPEUTICS™

Data snapshot: July 9th, 2025.

*Breakthrough Therapy Designation (BTD) granted for the first line treatment of patients with metastatic or with unresectable, recurrent (R/M) HNSCC whose tumors express PD-L1 with CPS ≥1, excluding HPV-positive oropharyngeal squamous cell carcinoma (OPSCC).

16

Looking Ahead Contextualizing 750mg QW dose in FORTIFI-HN01 Trial 17

18 Efficacy By Dose 1. Data snapshot: July 9th, 2025. 2. Presented at ASCO 2025. 3. Data from KEYNOTE-048 represents CPS≥1, HPV-all population. HPV-negative efficacy-evaluable population. Investigator-assessed best overall response per RECIST 1.1. Deep response refers ≥ 80% tumor shrinkage from baseline. EE = efficacy evaluable; ORR = objective response rate; CR = complete response. ND = not disclosed. FICERA demonstrates high response rates across doses FICERA 750mg QW & 1500mg QW in HPV-neg, CPS≥1 1L R/M HNSCC 750mg QW1 1500mg QW2 Pembro Mono3 Metric EE set (N=30) EE set (N=28) KN-048 (N=257) Confirmed ORR % (N) 57% (17/30) 54% (15/28) 19% CPS 1-19 73% (8/11) 54% (7/13) 15% CPS ≥ 20 47% (9/19) 53% (8/15) 23% Disease Control Rate % (N) 83% (25/30) 89% (25/28) 61% Deep Responses % (N) 29% (5/17) 80% (12/15) ND CR Rate % (N) 10% (3/30) 21% (6/28) 5% Median Time to Response 1.6 months 1.4 months 2.1 months Consistently high ORR across multiple dose levels increases confidence in the ORR interim analysis

19 Biomarkers By Dose Bicara Therapeutics data on file. Plots show mean with SEM. **p ≤ 0.01 pSMAD2 Analysis: N=5 samples at 750mg, N=7 samples at 1500mg. Immune-activation cytokine analysis: N=24 samples for 750mg (except N=25 for CXCL10), N=27 for 1500mg. Higher doses of FICERA demonstrate increased TGF-β inhibition FICERA 750mg QW vs. 1500mg QW In HPV-neg, CPS≥1 1L R/M HNSCC pSMAD2 Tumor tissue 750mg 1500mg -50 -40 -30 -20 -10 0 % C ha ng e fr om B as el in e ns IFNGTNF-a CXCL9 CXCL10 Blood 1500mg of FICERA shows a trend for increased TGF-β inhibition in the tumor and increased pro-inflammatory cytokines in the blood vs. 750mg of FICERA Increased TGF-β Inhibition at 1500mg vs. 750mg Increased Immune-Activation at 1500mg vs. 750mg

20 Dose Comparison Bicara Therapeutics data on file. TME = tumor microenvironment. Median depth of response represents the median of the best percent change from baseline amongst the confirmed responders at 24-weeks follow-up. Increased TGF-β inhibition in the tumor drives deeper responses FICERA 750mg QW vs. 1500mg QW In HPV-neg, CPS≥1 1L R/M HNSCC Median Depth of Response % Of Responders Achieving Deep (≥80%) Response Depth of Response At 24-Weeks Observed trends of higher TGF-β inhibition within the TME at higher doses Increases in TGF-β inhibition directly in the TME enable greater tumor penetration to drive deeper and more durable responses N=15 N=11 -63% -27% -82% -64% -100% -80% -60% -40% -20% 0% 750mg 1500mg

21 750 mg data further derisk pivotal FORTIFI-HN01 study 1 4 3 2 Consistently high ORR across multiple dose levels increases confidence in the ORR interim analysis Consistent safety and early efficacy profiles observed across the 750mg and 1500mg FICERA dose regimens, and generally well-tolerated Dose-dependent response in TGF-β inhibition and immune activation, which we believe drives depth and durability of response 750mg data set informs and advances FICERA dose selection Anticipate dose selection in 1Q 2026

Thank You